Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts The Management Agreement dated April 16, 2013 between Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International
 is incorporated herein by reference to Exhibit (d)(1) to Post-Effective Amendment 1 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2013 (Accession
No. 0001193125 13 188622).